UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event):  April 1, 2016

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POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

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Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
210 Park Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)

Registrant’s Telephone Number, including Area Code:  (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03Bankruptcy or Receivership.

On April 1, 2016, PostRock Energy Corporation (the “Company”) and certain of its subsidiaries, including PostRock Energy Services Corporation, PostRock Eastern Production, LLC, PostRock Holdco, LLC, PostRock MidContinent Production, LLC and STP Newco, Inc. (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Oklahoma (the “Court”) for an orderly wind-down of its operations, and Constellation Energy Partners Management, LLC, another subsidiary of the Company, filed a voluntary petition for liquidation under Chapter 7 of the Bankruptcy Code in the Court (together, with the petitions filed under Chapter 11, the “Bankruptcy Petitions”). The Debtors have filed a motion with the Court seeking joint administration of their Chapter 11 cases under the caption In re PostRock Energy Corporation, et al, Case No. 16-11230. The Debtors will continue to operate their businesses as “debtors-in-possession” throughout the wind down process under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 2.04Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instrument (the “Debt Instrument”):

Third Amended and Restated Credit Agreement, originally dated as of December 20, 2012, by and among the Company, Citibank, N.A., as administrative and collateral agent, and the lenders party and other loan parties thereto.

The Debt Instrument provides that as a result of the Bankruptcy Petitions the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instrument are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instrument are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Each of the directors of the Company, Duke R. Ligon, Alexander P. Lynch, William H. Damon III, J. Philip McCormick and Clark W. Edwards, resigned as a member of the Board of Directors effective upon the appointment of a trustee by the Court. The resignations are not the result of any disagreement with the Company regarding the Company’s operations, policies or practices, but are because of the filing of the bankruptcy cases. Upon appointment, the trustee will assume control over the assets of the Company, effectively eliminating the authority and the powers of the Board of Directors of the Company.

Item 7.01.Regulation FD Disclosure.

On April1, 2016, the Company issued a press release announcing the filing of the Company’s Chapter 11 case, as described above in Item 1.03. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8‑K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

/s/ Casey E. Bigelow
Casey E. Bigelow
Chief Accounting Officer, Secretary and Treasurer

Date: April 1, 2016